Exhibit No. 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement No. 333-100081 on Form S-8 of United Community Financial Corp. of our report dated June 27, 2011, appearing in this Annual Report on Form 11-K of The Home Savings & Loan Company 401(k) Savings Plan for the year ended December 31, 2010.

/s/ Crowe Horwath LLP
Crowe Horwath LLP
Columbus, OH June 27, 2011